Exhibit 99.1

PONCE FINANCIAL GROUP, INC. AND PDL COMMUNITY BANCORP
ANNOUNCE THE COMPLETION OF THE CONVERSION AND REORGANIZATION AND RELATED STOCK OFFERING

Bronx, New York, January 27, 2022 –Ponce Financial Group, Inc. (“Ponce Financial Group”) (NASDAQ: PDLB) and PDL Community Bancorp (“PDL”), announced that the conversion and reorganization of Ponce Bank Mutual Holding Company from the mutual to stock form of organization and related stock offering was consummated at the close of business today, January 27, 2022.  As a result of the closing of the conversion and reorganization and stock offering Ponce Financial Group is now the holding company for Ponce Bank.  Ponce Bank’s former mutual holding companies, PDL and Ponce Bank Mutual Holding Company, have ceased to exist.

PDL’s stock ceased trading at the close of the market today, January 27, 2022. Ponce Financial Group’s common stock will begin trading on the Nasdaq Global Market under the same trading symbol “PDLB” beginning at the opening of the market tomorrow, January 28, 2022.

As a result of the conversion and reorganization, each existing share of PDL common stock has been converted into the right to receive 1.3952 shares of Ponce Financial Group common stock.  Cash will be paid in lieu of any fractional shares based on the sale price in the offering of $10.00 per share.  Ponce Financial Group’s total outstanding shares are expected to be approximately 24,711,974 shares, before taking into account adjustments for fractional shares.

Direct Registration System (“DRS”) statements for shares purchased in the subscription offering are expected to be mailed on or about January 28, 2022.  PDL shareholders holding shares in street name or registered shares in DRS form will automatically receive shares of Ponce Financial Group common stock within their accounts. PDL shareholders holding shares in certificated form will be mailed a letter of transmittal on or about January 28, 2022 containing instructions as to how to exchange their shares, and will receive a DRS statement after returning their PDL stock certificates and a properly completed letter of transmittal to Ponce Financial Group’s transfer agent.

Janney Montgomery Scott LLC was Ponce Financial Group’s selling agent in the subscription offering.  Locke Lord LLP acted as legal counsel to PDL and Ponce Financial Group in connection with the conversion and reorganization and offering.

About PDL Community Bancorp and Ponce Financial Group, Inc.

PDL Community Bancorp was and Ponce Financial Group, Inc. is the financial holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. The Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. The Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; the anticipated impact of the COVID-19 pandemic and Ponce Bank’s attempts at mitigation; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in

PDL’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. PDL and Ponce Financial Group disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.